UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Rule 14a-101

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a -12

IDEANOMICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

IDEANOMICS, INC

, 2023

Dear Stockholder:

You are invited to attend Ideanomics, Inc.’s (the “Company”) Annual Meeting of Stockholders on                  , 2023, at 10:00 AM, local time (New York Time). The Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualstockholdermeeting.com/IDEX2023, where you will be able to listen to the meeting live, submit questions, and vote. We encourage you to vote your shares prior to the Annual Meeting.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the virtual Annual Meeting, your vote is important and you are encouraged to vote promptly. If you received a paper copy of the proxy card by mail, you may sign, date, and return the proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote at the virtual Annual Meeting.

Very truly yours,

Alfred P. Poor
Chief Executive Officer

IDEANOMICS, INC.

1441 Broadway, Suite 5116

New York, NY 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                         ], 2023

TO THE STOCKHOLDERS OF IDEANOMICS, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of Ideanomics, Inc., a Nevada corporation (the “Company”), to be held on [ ], 2023, at 10:00 AM, local time (New York Time). The Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualstockholdermeeting.com/IDEX2023, where you will be able to listen to the meeting live, submit questions, and vote. We encourage you to vote your shares prior to the Annual Meeting.

The agenda of the Annual Meeting will be the following items of business, which are more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	Elect the five directors named in the attached Proxy Statement to serve for a one-year term to expire at the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, as follows: five directors, including Alfred P. Poor, Shane McMahon, Andrea Hayward and Paul Hancock to be elected by the holders of the Company’s Common Stock and Series A, Series B, and Series C Preferred Stock, voting together as a single class;

2.	Ratify the appointment of Grassi & Co., CPAs, P.C. (“Grassi”) as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2023;

3.	Approval of the amendment and restatement of our 2010 Equity Incentive Plan, a copy of such amended and restated plan is included as Appendix A to this proxy statement (the “Plan”), to increase the number of shares authorized for issuance under the Plan to 37,500,00;

4.	Approval of the issuance of common shares as the underlying conversion of preferred Series C shares accordance with Nasdaq Rules Rule 5635(d);

5.	Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our shares of Common Stock, in accordance with Nasdaq Listing Rules 5635(b) and 5635(d);

6.	To approve the amendment of the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of shares of the Company’s authorized common stock and preferred stock;

7.	Approval of the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals; and

8.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be a completely virtual meeting of stockholders. To listen to the Annual Meeting or submit questions or vote during the Annual Meeting via live webcast, please visit www.virtualstockholdermeeting.com/IDEX2023. You will not be able to attend the Annual Meeting in person.

This notice of meeting, Proxy Statement, proxy card, and copy of the Annual Report for the year ended December 31, 2022 (“Annual Report”) are being distributed to stockholders on or about [ ], 2023. The foregoing items of business are more fully described in the attached Proxy Statement. Stockholders of record at the close of business on [ ], 2023, the record date, are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alfred P. Poor
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL

FOR THE ANNUAL MEETING TO BE HELD ON [           ], 2023

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available on the internet at:

www.proxyvote.com

IDEANOMICS, INC.

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Ideanomics, Inc., a Nevada corporation (“we,” “us,” the “Company” or “Ideanomics”), for use at the Annual Meeting of Stockholders to be held on [ ], 2023, at 10:00, AM, local time (New York Time). In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees, and directors, and taking into account recent federal, state, and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualstockholdermeeting.com/IDEX2023, where you will be able to listen to the meeting live, submit questions, and vote. We encourage you to vote your shares prior to the Annual Meeting. Our telephone number at our principal executive offices is (212) 206-1216.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

Stockholders of record at the close of business on [ ], 2023, which date is referred to herein as the record date, are entitled to notice of and to vote at the Annual Meeting. As of the record date: [ ] shares of our common stock, par value $0.001 per share (“Common Stock”) were issued and outstanding and held of record by approximately [ ] stockholders of record, with each of those shares being entitled to one (1) vote; 7,000,000 shares of our Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”) were issued and outstanding and held of record by one (1) stockholder of record, with the holder thereof being entitled to ten (10) votes for each share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock; [6,000,000] shares of our Series B preferred stock, par value $0.001 per share (“Series B Preferred Stock”) were issued and outstanding and held of record by [*] stockholders of record, with the holder thereof being entitled to one (1) vote for each share of Common Stock that is issuable upon conversion of a share of Series B Preferred Stock; and [1,159,276] shares of our Series C preferred stock, par value $0.001 per share (“Series C Preferred Stock”) were issued and outstanding and held of record by [*] stockholders of record, with the holder thereof being entitled to one (1) vote for each share of Common Stock that is issuable upon conversion of a share of Series C Preferred Stock .

A list of these stockholders will be available for inspection during ordinary business hours at our offices located at 1441 Broadway, Suite 5116, New York, NY 10018, for at least ten (10) days prior to the Annual Meeting. The list will also be available for inspection during the Annual Meeting.

Effects of abstentions and Broker Non-Votes

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are considered present and entitled to vote at the Annual Meeting and will be counted towards the quorum requirement. However, abstentions are not counted and will not impact the outcome of the votes on any of the proposals.

If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.” Proposal Nos. 2 and 7 are considered “routine” items under the relevant securities exchange rules. The “routine” treatment of these proposals does not affect the seriousness with which we treat it. All other proposals involve matters that are considered “non-routine.” We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

Voting, Solicitation and Revocability of Proxy

If you are a stockholder of record, you may vote online at the virtual Annual Meeting.

If you will not be attending the virtual Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, over the telephone or by mail. The procedures for voting by proxy are as follows:

·	To vote by proxy over the Internet go to the web address listed on the proxy card; or

·	To vote by proxy over the telephone, dial the toll-free phone number listed on proxy card under the heading “Vote by Phone” and following the recorded instructions; or

·	To vote by mail, mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If your shares are held in the name of a bank, broker, or other nominee, follow the voting instructions on the form you receive from our bank, broker, or other nominee.

In order to ensure that your vote is counted, please submit your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is submitted without specifying choices, the shares will be voted in line with the Board’s recommendation for Proposals 1 through 9.

You may revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to our Secretary at our principal executive offices.

IMPORTANT: All stockholders are cordially invited to attend the virtual Annual Meeting. To assure your representation at the Annual Meeting, you are urged to vote your shares by proxy in accordance with the instructions included on the proxy card. Any stockholder attending the virtual Annual Meeting may vote even if he or she submitted a proxy. However, if a stockholder’s shares are held of record by a broker, bank, or other nominee and the stockholder wishes to vote at the Annual Meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

Your vote is important. Accordingly, regardless of whether you plan to attend the Annual Meeting, you are urged to vote by proxy in accordance with the instructions included on the proxy card.

Attendance at the Annual Meeting is generally limited to our stockholders and their authorized representatives. Any stockholder may listen to the Annual Meeting via live webcast at www.virtualstockholdermeeting.com/IDEX2023. The webcast will begin on [ ], 2023 10:00 AM, local time (New York Time). To enter the meeting, please have your 16-digit control number, which is available on your proxy card or voting instruction form. If you do not have your 16-digit control number please contact your bank, brokerage firm, or follow the instructions on how to participate at www.virtualstockholdermeeting.com/IDEX2023. On the day of the Annual Meeting, if you encounter any difficulties accessing the live webcast of the Annual Meeting or during the Annual Meeting, please call the technical support number that will be posted on the log-in page for our virtual Annual Meeting for assistance.

If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given. However, attendance at the Annual Meeting will not revoke a proxy unless you actually vote at the virtual Annual Meeting.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in their discretion. As of the date of this Proxy Statement, we are not aware of any other matter that might be presented at the Annual Meeting.

The presence at the virtual Annual Meeting or by proxy of the holders of thirty-three and one-third percent (33 1/3%) of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote thereat, present in person, or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Assuming a quorum is present, under Nevada law, our Articles of Incorporation, as amended, (the “Articles of Incorporation”) and our Second Amended and Restated Bylaws, as amended (the “Bylaws”), with respect to Proposal No. 1, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that for Proposal No. 1, the five (5) candidates receiving the highest number of affirmative votes of the issued and outstanding Common Stock and Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis at the Annual Meeting. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Assuming a quorum is present, under Nevada law, our Articles of Incorporation, and our Bylaws, with respect to Proposal No. 2 through 6, to approve each of such proposals, the number of votes cast in favor of such proposal need to exceed the number of votes cast in opposition of such proposal.

Under current NYSE rules regulating banks, brokers, or other nominees and under applicable rules of the U.S. Securities and Exchange Commission or the Commission, brokers, banks, or other nominees that have not received voting instructions from a customer may only vote the customer’s shares in discretion of the bank, broker or other nominee on proposals regarding “routine” matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm. However, without your specific instructions, your bank, broker, or other nominee may not vote your shares in the election of directors.

The entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing, and mailing this Proxy Statement, the proxy card, and any additional soliciting materials furnished to stockholders by, or on behalf of, the Company, will be borne by the Company. The Company has agreed to pay Morrow Sodali a fee of $22,500 plus associated disbursements and other variable costs. The Company will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain customary claims, liabilities, losses, damages, and expenses. Copies of the Company’s solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees, and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, including our Annual Report, to beneficial owners. In addition, if asked, the Company will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

MATTERS TO BE CONSIDERED AT

THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

Our Board consists of one class of directors, which together currently include five members: Alfred P. Poor, Shane McMahon, James S. Cassano, Andrea Hayward, and Paul Hancock. Effective upon the Annual Meeting, our board will consist of five (5) members. Each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

Each of the directors listed above have been nominated as candidates for election as directors, as follows:

Proposal 1: Five directors, including Alfred P. Poor, Shane McMahon, James S. Cassano, Andrea Hayward, and Paul Hancock to be elected by the holders of the Company’s Common Stock and Series A , B, and C Preferred Stock, voting together as a single class.

If elected, the directors will hold office until the next Annual Meeting and until their respective successor is elected and qualified. Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the election of each nominee. Information regarding each director nominee is set forth above under the caption “DIRECTORS AND EXECUTIVE OFFICERS.” In case a nominee becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

The following paragraphs set forth information regarding the current ages, positions, and business experience of the nominees.

Board Nominees

Alfred P. Poor

Director Since: December 2018 Age: 53

Our Chief Executive Officer is a former Chief Operating Officer at Global Data Sentinel, a cybersecurity company that specializes in identity management, file access control, protected sharing, reporting and tracking, AI and thread response, and backup and recovery. He is the former President and Chief Operating Officer of Agendize Services Inc., a company with an integrated suite of applications that help businesses generate higher quality leads and improve business efficiency and customer engagement. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations.

In light of our business and structure, Mr. Poor’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Shane McMahon

Director Since: July 2010 Age: 53

Mr. McMahon was appointed Executive Chairman as of July 23, 2021. He was Vice Chairman from January 12, 2016 to the date of his appointment as Executive Chairman and was our Chairman from July 2010 to January 2016. Prior to joining us, from 2000 to December 31, 2009, Mr. McMahon served in various executive level positions with World Wrestling Entertainment, Inc. (NYSE: WWE). Mr. McMahon also sits on the Boards of Directors of International Sports Management (USA) Inc., a Delaware corporation, and Global Power of Literacy, a New York not-for-profit corporation.

Mr. McMahon has significant marketing and promotion experience and has been instrumental in exploiting content programming on a global basis. In light of our business and structure, Mr. McMahon’s extensive executive and industry experience led us to the conclusion that he should serve as a director of our Company.

James S. Cassano

Director Since: January 2008 Age: 77

Mr. Cassano was appointed Vice Chairman of the Company effective as of July 23, 2021 and has been a director since January 11, 2008. From December 2009 through December 2021, Mr. Cassano served as a Partner and Chief Financial Officer of CoActive Health Solutions, LLC, a worldwide contract research organization, supporting the pharmaceutical and biotechnology industries. From February 2005 to December 2009 Mr. Cassano served as a General Partner of Jaguar Capital Partners, a private equity firm he co-founded, focused on investments in financial payments, electronic media and entertainment. During this period, Mr. Cassano served as executive vice president, chief financial officer, secretary, and director of Jaguar Acquisition Corporation a Delaware corporation (OTCBB: JGAC), a blank check company, from its formation in June 2005. through its acquisition of three cable television companies in the People’s Republic of China in 2007. In June 1998, Mr. Cassano founded New Forum Publishers, an electronic publisher of educational material for secondary schools, and served as its chairman of the Board and chief executive officer until it was sold to Apex Learning, Inc., a company controlled by Warburg Pincus, in August 2003. He remained with Apex until November 2003 in transition as vice president business development and served as a consultant to the company through February 2004. In June 1995, Mr. Cassano co-founded Advantix, Inc., an electronic ticketing software and transaction services company providing ticketing services to venues throughout the United States, the UK and Europe, serving as chairman and chief executive officer. Advantix was subsequently renamed Tickets.com and went public through an IPO in 1999. From March 1987 to June 1995, Mr. Cassano served as senior vice president and chief financial officer of the Hill Group, Inc., a privately-held engineering and consulting organization, and from February 1986 to March 1987, Mr. Cassano served as vice president of investments and acquisitions for Safeguard Scientifics, Inc., a public venture development company. From May 1973 to February 1986, Mr. Cassano served as partner and director of Strategic Management Services (Europe) for the strategy and organization practice area of Hay Associates. Mr. Cassano received a B.S. in Aeronautics and Astronautics from Purdue University and an M.B.A. from Wharton Graduate School at the University of Pennsylvania.

Mr. Cassano has significant senior management experience, including service as chief executive officer, executive vice president, chief financial officer, secretary, and director. In light of our business and structure, Mr. Cassano’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Andrea Hayward

Director Since: May 2023 Age: 56

On April 18, 2023, Ideanomics, Inc. appointed Andrea Hayward as an independent director of the Company and as a member of the Audit Committee and Compensation Committee of the board, to be effective as of May 15, 2023. Ms. Hayward worked for over 31 years at United Parcel Service, where she has delivered specialized supply chain and logistics services on a global scale. Most recently, she served as Vice President of U.S. Network and Vice President of Transportation Technology, where she led over 8,000 employees with a business unit P&L of $1.5 billion. She served as a board member of the Quad County Urban League in Aurora Illinois, providing strategic direction and operational oversight to an organization that supports economic development and social equity for those who are disadvantaged. Additionally, she is a former academic advisor for the supply chain department at Governors State University in University Park, Illinois. Other activities included UPS leadership committees - leading their Seasonality Committee and serving as a member of their Women in Operations, Advanced Technology, and Emergency Crisis committees. Ms. Hayward begins her service as an independent director of the Company on May 15, 2023.

Paul Hancock

Director Since: September 2023 Age: 46

On August 24, 2023, the board of directors appointed Paul Hancock as an independent director of the Company and as a member of the Audit Committee and Compensation Committee of the board, to be effective as of September 1, 2023. Most recently, Mr. Hancock has served as Vice President, Deputy CEO & CFO of InoBat AS, a company that specializes in the research, development, production, recycling, and final disposal of custom-designed innovative electric batteries, and he has over 25 years of experience in corporate finance, financial control and strategic planning. From March 2016 to June 2021, Mr. Hancock previously held the position of Deputy Chief Financial Officer at Aston Martin Lagonda, the Iconic British manufacturer of luxury sports cars. Before that, Paul held various director positions at Doncaster Group, a leading international manufacturer of high-precision alloy components. Paul has served as Head of Finance at Ricardo, global engineering, environmental and strategic consultancy and has also worked as a Management Consultant at both Deloitte and IBM. Paul holds a Bachelor of Science Degree in Mathematics, Statistics and Computing and is a member of the Chartered Institute of Management Accountant.

Except as noted above, the above persons do not hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Our Board is responsible for supervision of the overall affairs of the Company.

There are no family relationships between any of the executive officers and directors.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting of stockholders and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

Recommendation of Our Board

Our Board recommends that the Company’s stockholders vote FOR the election of each nominee listed in Proposal No. 1 above.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

BF Borgers CPA PC (“BFB”) was our independent registered public accounting firm for the year ended December 31, 2020. On September 24, 2021, that firm was dismissed. The dismissal of BFB was approved by our Audit Committee. BDO USA, LLP (“BDO”) was appointed our independent registered public accounting firm on September 24, 2021.

During the fiscal years ended December 31, 2020 and 2019 and in the subsequent interim period through September 24, 2021, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BFB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BFB would have caused BFB to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2020 and 2019 and through September 24, 2021, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports by BFB on the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the year ended December 31, 2019, BFB’s report included a report on the effectiveness of the Company’s internal control over financial reporting.

On September 24, 2021, the Company engaged BDO as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2021. The decision to appoint BDO was approved by the Audit Committee. During the fiscal years ended December 31, 2020 and 2019 and through September 24, 2021, neither the Company, nor anyone on its behalf, consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company and no written report or oral advice was provided to the Company by BDO that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1) (iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On July 21, 2022, the Company dismissed BDO. The dismissal of BDO was approved by the Audit Committee of the Board. BDO did not issue an audit report on the Company’s financial statements for the fiscal year ended December 31, 2021. The Company was advised by BDO of certain events reportable in accordance with Item 304(a)(1)(v) of Regulation S-K in BDO’s letter dated August 4, 2022 (“BDO’s Letter”). A copy of BDO’s Letter is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2022..

On July 27, 2022, the Company engaged Grassi as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ended December 31, 2022. The decision to appoint Grassi was approved by the Audit Committee. During the fiscal years ended December 31, 2021 and 2020 and through July 27, 2022, neither the Company, nor anyone on its behalf, consulted Grassi regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Grassi that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Stockholder ratification of the appointment of Grassi as our independent registered public accounting firm for the fiscal year ending December 31, 2023 is not required by our Bylaws or otherwise; however, our Board is submitting the appointment of Grassi to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our Audit Committee and our Board will reconsider whether or not to retain Grassi. Even if the appointment is ratified, our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

A representative of Grassi is expected to attend the Annual Meeting with the opportunity to make a statement if he or she desires to do so and/or respond to appropriate questions from stockholders present at the meeting.

Independent Auditor’s Fees

The following is a summary of the fees billed to the Company by its principal accountants for professional services rendered for the years ended December 31, 2022 and 2021 (in thousands):

	Year ended December 31,
	2022	2021
Audit Fees:
BF Borgers (BFB)		$1,365
Grassi	$2,559	$1,439
TOTAL	$2,559	$2,804

“Audit Fees” consisted of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements and the reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and for any other services that were normally provided in connection with our statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Audit Committee pre-approved the audit services performed by BFB and Grassi for our consolidated financial statements as of and for the year ended December 31, 2022 and 2021.

Vote Required

Approval of the ratification of Grassi as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting to vote “FOR” the proposal.

Recommendation of Our Board

Our Board recommends that the stockholders vote FOR the approval of Proposal No. 2, the ratification of the appointment of Grassi as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

PROPOSAL NO. 3:

TO APPROVE THE AMENDMENT AND RESTATEMENT OF OUR 2010 EQUITY INCENTIVE PLAN, A COPY OF SUCH AMENDED AND RESTATED PLAN IS INCLUDED AS APPENDIX A TO THIS INFORMATION STATEMENT (THE “PLAN”), TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN TO 37,500,000.

Information Regarding the Plan

Reasons for the Adoption of the Plan

There are approximately 7 million shares currently available under the Plan and the board of directors believes that our ability to continue providing non-cash compensation and incentives in the form of incentive stock options, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance shares is crucial to our ability to attract, retain, and motivate talented employees, officers, consultants, and non-employee directors and that the adoption of the Plan is advisable and in our best interests. The Board determined to increase the number of shares reserved and available for issuance under the Plan by 30.5 million shares because it believes that the current number is insufficient for the purposes of the Plan for future issuances. The market for quality personnel is competitive, and the ability to obtain and retain competent personnel is of great importance to the Company’s business operations.

Approval of the Plan

On August 3, 2018, the Board approved and on August 28, 2018 the holders of 40,827,931 of the outstanding votes entitled to vote on the matter, representing 55.12% of the votes of our issued and outstanding voting shares, executed and delivered to the Company the written consents approving the Plan. Accordingly, in compliance with the laws of the State of Nevada and our bylaws a majority of the outstanding voting shares has approved the Plan, and no other vote or proxy is required of the shareholders. At the 2022 annual meeting, our stockholders voted (77%) to increase the number of shares available under the Plan to 120,000,000. After giving effect to the reverse stock split at a ratio of 1-for 125, effective August 25, 2023, the current maximum aggregate number of shares that may be sold under the Plan is 7,000,000 shares of common stock.

Summary of the Material Terms of the Plan

The material terms of the Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Plan. Stockholders are urged to read the actual text of the Plan in its entirety, which is set forth as Appendix A to this Information Statement.

Shares Available for Awards

The total number of shares of our common stock that may be subject to awards under the Plan is 120,000,000, which increases the number of shares authorized for issuance under the Plan by 120,000,000 shares. Under the Plan, the terms and number of options or other awards to be granted in the future are to be determined in the discretion of the plan administrator. No determination has been made regarding awards or grants under the Plan or as to the benefits or amounts that will be received by or allocated to our non-employee directors, executive officers, and other eligible employees under the Plan. We do not have any other equity incentive plans.

Eligibility

The persons eligible to receive awards under the Plan consist of our employees, directors, and consultants. There are 84 employees, 5 directors, and 14 consultants currently eligible to receive awards under the Plan.

Administration

The Plan shall be administered by the Board or a committee appointed by the Board, which committee shall be constituted to comply with applicable laws. If and so long as the common stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the administrator and the membership of any committee acting as administrator the requirements regarding (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act;

(ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns.

The plan administrator has the full authority to select those individuals eligible to receive awards and the amount and type of awards. Subject to the terms of the Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan. The plan administrator may amend the terms of outstanding awards, in its discretion; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient.

Type of Awards. The following types of awards are available for grant under the 2018 Plan: incentive stock options, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance shares.

Stock Options

Grant of Options. The Committee may award ISOs and NSOs (collectively referred to as “Options”) to grantees. The exercise price per share of an Option will be at least 100% of the fair market value per share of our stock underlying the award on the grant date. The Committee will determine the terms and conditions (including any performance requirements) under which an Option will become exercisable and will include such information in the award agreement.

Special Limitations on ISOs. In the case of a grant of an Option intended to qualify as an ISO to a grantee who owns more than ten percent of the total combined voting power of all classes of our outstanding stock (a “Ten Percent Stockholder”), the exercise price of the Option will not be less than 110% of the fair market value of a share of our stock on the grant date. Additionally, an Option will constitute an ISO only (i) if the grantee is an employee of the Company or a subsidiary of the Company; (ii) to the extent such Option is specifically designated as an ISO in the related award agreement; and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000.

Exercise of Options. An Option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). If not exercised, Options will expire at such time as the Committee determines. However, no Option may be exercised more than ten years from the date of grant, or in the case of an ISO held by a Ten Percent Stockholder, not more than five years from the date of grant.

Restricted Stock and Restricted Stock Units. The Committee may award to a participant shares of Common Stock subject to specified restrictions (“restricted stock”). The Committee also may award to a participant-restricted stock units representing the right to receive shares of Common Stock in the future. Shares of restricted stock and restricted stock units are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified period and/or the attainment of specified performance targets over such period. The Committee will determine the terms and conditions (including any performance requirements) for each award of restricted stock or restricted stock units and will include such information in the award agreement.

Effect of Certain Transactions. In the event of a change in control of the Company, outstanding awards under the Plan may be subject to accelerated vesting or settlement as provided in the individual award agreements. Upon the occurrence of certain corporate transactions, which may include a change in control, outstanding awards generally will be subject to the terms of the agreement entered into in connection with the transaction, which may provide for the assumption or substitution of awards by the surviving corporation or its parent or subsidiary, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

Nontransferability of Awards. Generally, during the lifetime of a grantee, only the grantee may exercise rights under the Plan and no award will be assignable or transferable other than by will or laws of descent and distribution. If authorized in the award agreement, a grantee may transfer, not for value, all or part of an NSO to certain family members (including trusts and foundations for their benefit). Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee.

Amendment and Termination. Subject to applicable laws and stock exchange listing standards requiring stockholder approval under certain circumstances, our Board of Directors may, at any time, amend or terminate the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Plan without the consent of the applicable participants.

Plan Benefits. All grants of awards under the Plan will be discretionary and, therefore, the benefits and amounts that will be received under the Plan are not determinable.

Federal Income Tax Consequences. The following is a summary of the general federal income tax consequences to the Company and to U.S. taxpayers of awards to be granted under the Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

NSOs. No taxable income is reportable when a NSO is granted. Upon exercise, generally, the recipient will have ordinary income equal to the fair market value of the underlying shares of stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be capital gain or loss to the recipient if the appropriate holding period under federal tax law is met for such treatment.

ISOs. No taxable income is reportable when an ISO is granted or exercised (except for grantees who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised). If the recipient exercises the ISO and then sells the underlying shares of stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as long-term capital gain or loss. If the recipient exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

Restricted Stock and Restricted Stock Units. A recipient of restricted stock or restricted stock units will not have taxable income upon the grant unless, in the case of restricted stock, he or she elects to be taxed at that time. Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

Performance Awards. Typically, a recipient will not have taxable income upon the grant of performance awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the recipient.

Tax Effect for the Company. We generally will receive a tax deduction for any ordinary income recognized by a grantee in respect of an award under the Plan (for example, upon the exercise of a NSO). In the case of ISOs that meet the holding period requirements described above, the grantee will not recognize ordinary income; therefore, we will not receive a deduction.

No Appraisal Rights

Our stockholders do not have any “appraisal” or “dissenters” rights in connection with the approval or implementation of the Plan.

Vote Required

Approval of the amendment and restatement of the Plan requires a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting to vote “FOR” the proposal.

Recommendation of Our Board

Our Board recommends that the stockholders vote FOR the approval of Proposal No. 3, the amendment and restatement of the Plan.

PROPOSAL NO. 4

TO APPROVE THE CONVERSION OF SERIES C PREFERRED SHARES INTO COMMON SHARES.

Preferred Series C – Via Motors

On January 24, 2023 (the “Original Issue Date”), an Amended and Restated Agreement and Plan of Merger (the “VIA Merger Agreement”) was executed by and among Ideanomics, Inc., Longboard Merger Corp., VIA Motors International, Inc., and Shareholder Representative Services LLC, as the Stockholders’ Representative. Upon closing of the VIA Merger Agreement, 1,159,276 shares of Series C Convertible Preferred Stock (“Series C Preferred”) were issued to the Via Motors International Shareholders (the “Holders”).

According to the Certificate of Designation of Series C Convertible Preferred Stock of Ideanomics, Inc., each share of Series C Preferred is eligible to convert into twenty (20) shares of Common Stock upon shareholder approval.

On August 25, 2023, a 125:1 reverse split (the “Reverse Split”) became effective on Ideanomics Common Stock. As a result, the issued shares of Series C Preferred remain unchanged, but now eligible to convert into 0.16 shares of Common Stock upon shareholder approval. After the Reverse Split, these shares may be converted by Series C Preferred Holders into 185,484 common shares.

Method of Conversion. Subject to receipt of the Conversion Shareholder Approval, each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date and after the Reverse Split into 0.16 shares of Common Stock. Holders shall effect conversions by providing the Corporation with the form of conversion notice (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers such Notice of Conversion to the Corporation (such effective date, the "Conversion Date").

Forced Conversion. In the event the Holders of the Series C Preferred Stock have not exercised the Conversion Rights set forth herein within six (6) months of the SEC first declaring the Series C Preferred registration statement effective (the “Effective Date”) the Series C Preferred Stock shall automatically be converted as if the Holders had exercised their Conversion Rights on the Effective Date.

Effect of Conversion. Shares of Series C Preferred converted into Common Stock shall be canceled and shall not be reissued.

Vote Required

Approval of Proposal No. 4 requires a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting to vote “FOR” the proposal.

Recommendation of Our Board

Our Board recommends that the Company’s stockholders vote FOR the approval of Proposal No. 4.

PROPOSAL NO. 5

APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS WHERE THE MAXIMUM DISCOUNT AT WHICH SECURITIES WILL BE OFFERED WILL BE EQUIVALENT TO A DISCOUNT OF 20% BELOW THE MARKET PRICE OF OUR COMMON STOCK, IN ACCORDANCE WITH NASDAQ LISTING RULES 5635(b) and 5635(d)

Our common stock is currently listed on the Nasdaq Capital Market and, as such, we are subject to Nasdaq Listing Rules. Pursuant to Nasdaq Listing Rule 5635(b) (“Rule 5635(b)”), stockholder approval is required prior to the issuance of securities that will result in a change of control of a listed company, which for purposes of Nasdaq Listing Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power and such ownership or voting power would be the largest ownership position. Stockholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Nevada law, our organizational documents, or any other purpose. Nasdaq Listing Rule 5635(d) (“Rule 5635(d)”) requires us to obtain shareholder approval prior to the issuance of our shares of common stock in connection with certain non-public offerings, issued below the “minimum price” for the Company’s shares of common stock as defined in Nasdaq Rule 5635(d), involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for Common Stock) equal to 20% or more of the shares of Common Stock outstanding before the issuance. Shares of our Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. We may effectuate the approved offerings or transactions in one or more transactions, subject to the limitations herein.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of Rules 5635(b) and 5635(d), we are seeking shareholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We hereby submit this Proposal No. 5 to our stockholders for their approval of the potential issuance of shares of our Common Stock, or securities convertible into our Common Stock, in one or more non-public capital-raising transactions, or offerings, subject to the following limitations:

(iii)	The maximum discount at which securities will be offered (which may consist of a share of Common Stock and a warrant for the issuance of up to an additional share of Common Stock) will be equivalent to a discount of 20% below the “Minimum Price” as defined by Nasdaq of our shares of Common Stock at the time of issuance in recognition of the limited public float of our traded common stock and historical volatility making the pricing discount of our stock required by investors at any particular time difficult, at this time, to predict. Nasdaq defines the “minimum price” as the lower of (1) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or (2) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement;

(iv)	The aggregate number of shares issued in the offerings will not exceed 10,000,000 shares of our Common Stock, subject to adjustment for any forward stock split effected prior to the offerings (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into Common Stock);

(v)	The total aggregate consideration will not exceed $50,000,000.

(vi)	Such offerings will occur, if at all, on or before December 31, 2023, unless a shorter time is required by Nasdaq; and

(vii)	Such other terms as our board of directors shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

Vote Required

Approval of Proposal No. 5 requires a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting to vote “FOR” the proposal.

Recommendation of Our Board

Our Board recommends that the Company’s stockholders vote FOR the approval of Proposal No. 5.

PROPOSAL NO. 6

APPROVAL OF AN AMENDMENT OF THE COMPANY’S SECOND TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK

General

Our Board has adopted, approved and declared advisable, an amendment to our certificate of incorporation, to increase our authorized shares of (i) common stock from 12,000,000 shares to 1,500,000,000 shares and (ii) preferred stock from 50,000,000 shares to 60,000,000 sahres. Our Board has recommended that this proposed amendment be presented to our stockholders for approval. The amendment to increase our authorized shares will become effective upon the filing of the amendment with the Secretary of State of Nevada.

The text of the proposed form of Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation, which we refer to as the “Certificate of Amendment”, is attached hereto as Appendix [x].

Reasons for Effecting the Increase in Authorized Shares

As of the Record Date, there were approximately 11,993,714 shares of the Company’s common stock issued and outstanding. Thus, approximately 6,286 authorized shares of common stock currently remain available for issuance.

The Board of Directors believes it is in the best interest of the Company and its shareholders to increase the number of authorized shares of common stock to provide the Company with flexibility to issue shares of common stock for general corporate purposes, which could include strategic investments, strategic partnership arrangements, awards or grants under employee equity incentive plans, or equity based financing to support company execution of business strategy. The availability of additional authorized shares of common stock would allow the Company to execute any of these transactions in the future without additional shareholder approval, except as may be required in particular cases by the Company’s Certificate of Incorporation, applicable law or the rules of any stock exchange or other system on which the Company’s securities may then be listed.

●	Based on the number of shares of common stock currently authorized for issuance under its Certificate of Incorporation, the Company does not have enough shares available to sell to a third party that might be interested in making a strategic investment in the Company without shareholder approval, which may make it difficult to engage in such a transaction in timely manner.

●	Additionally, the Company does not have shares available to issue options or restricted stock to employees, and unless the proposal to increase the number of authorized shares is approved, it will continue to be difficult to hire and retain key talent to help complete a sale of the Company or other strategic alternative due to the inability to offer any equity-based compensation.

●	Finally, the Company would be unable to raise additional cash through the sale of common stock without stockholder approval if shares are not available.

The Board of Directors believes it would be in the best interests of the Company and its shareholders to have shares of common stock available for any of these purposes, if needed. Although the Company may require raising additional capital to fund its operations in the future, which may involve the issuance of common stock, it currently has no transactions pending.

Effects of the Increase in Authorized Common Stock

Approving the amendment to increase the authorized number of shares of the Company’s common stock will not result in any dilution to current shareholders unless and until the Company issues such additional shares in the future. The Board of Directors selected the size of the proposed increase to provide the Company with sufficient authorized shares for use for any of the purposes described above, including any necessary financing transactions, as well as to provide it the ability to take advantage of other opportunities that may be available to it that would require the use of shares of common stock without the cost and time that would be needed to seek further amendments to its Certificate of Incorporation.

If this proposal is approved, the newly authorized shares of common stock would have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares would not, in itself, have any effect on the rights of any holder of the Company’s common stock, the future issuance of additional shares of common stock (other than a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

Potential Anti-takeover Effects of Increase in Authorized Common Stock

In addition to the more traditional uses described above, the Company could issue shares of its stock as a defense against efforts to obtain control of the Company. The Board of Directors does not intend or view the increase in authorized shares of stock as an anti-takeover measure, nor is the Company aware of any effort by any third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Reasons for Effecting the Increase in Authorized Preferred Shares

As of the Record Date, there were approximately 29,994,600 shares of the Company’s preferred stock issued and outstanding and approximately 165,400 shares of preferred Series C stock reserved for future issuance under the Company’s outstanding options, warrants and preferred stock. Thus, approximately 21,120,000 authorized shares of preferred stock currently remain available for issuance.

The Board of Directors believes it is in the best interest of the Company and its shareholders to increase the number of authorized shares of preferred stock to provide the Company with flexibility to issue shares of preferred stock for general corporate purposes, which could include strategic investments, strategic partnership arrangements, awards or grants under employee equity incentive plans, or equity based financing to support company execution of business strategy. The availability of additional authorized shares of preferred stock would allow the Company to execute any of these transactions in the future without additional shareholder approval, except as may be required in particular cases by the Company’s Certificate of Incorporation, applicable law or the rules of any stock exchange or other system on which the Company’s securities may then be listed.

●	Based on the number of shares of preferred stock currently authorized for issuance under its Certificate of Incorporation, the Company does not have enough shares available to sell to a third party that might be interested in making a strategic investment in the Company without shareholder approval, which may make it difficult to engage in such a transaction in timely manner.

●	Additionally, the Company does not have shares available to issue options or restricted stock to employees, and unless the proposal to increase the number of authorized shares is approved, it will continue to be difficult to hire and retain key talent to help complete a sale of the Company or other strategic alternative due to the inability to offer any equity-based compensation.

●	Finally, the Company would be unable to raise additional cash through the sale of common stock without stockholder approval if shares are not available.

The Board of Directors believes it would be in the best interests of the Company and its shareholders to have shares of preferred stock available for any of these purposes, if needed. Although the Company may require raising additional capital to fund its operations in the future, which may involve the issuance of common stock, it currently has no transactions pending.

Effects of the Increase in Authorized Preferred Stock

Approving the amendment to increase the authorized number of shares of the Company’s preferred stock will not result in any dilution to current shareholders unless and until the Company issues such additional shares in the future. The Board of Directors selected the size of the proposed increase to provide the Company with sufficient authorized shares for use for any of the purposes described above, including any necessary financing transactions, as well as to provide it the ability to take advantage of other opportunities that may be available to it that would require the use of shares of preferred stock without the cost and time that would be needed to seek further amendments to its Certificate of Incorporation.

If this proposal is approved, the newly authorized shares of preferred stock would have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares would not, in itself, have any effect on the rights of any holder of the Company’s common stock, the future issuance of additional shares of preferred stock (other than a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

Potential Anti-takeover Effects of Increase in Authorized Preferred Stock

In addition to the more traditional uses described above, the Company could issue shares of its stock as a defense against efforts to obtain control of the Company. The Board of Directors does not intend or view the increase in authorized shares of stock as an anti-takeover measure, nor is the Company aware of any effort by any third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Vote Required

Approval of Proposal No. 6 requires a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting to vote “FOR” the proposal.

Recommendation of Our Board

Our Board recommends that the Company’s stockholders vote FOR the approval of Proposal No. 6.

PROPOSAL NO. 7:

AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the foregoing proposals described in the Proxy Statement, the Company may move to adjourn the Annual Meeting at that time in order to enable our Board of Directors to solicit additional proxies.

In this Proposal No. 8, we are asking our stockholders to authorize the Company to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event that there are not sufficient votes to approve the forgoing proposals, each as described in the Proxy Statement. If our stockholders approve this Proposal No. 8, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that even if we had received proxies representing a sufficient number of votes to defeat the forgoing proposals, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary or advisable to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 45 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of this resolution requires the holders of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting to vote “FOR” the proposal.

Board Recommendation

Our Board unanimously recommends a “FOR” vote for this proposal to authorize the adjournment of the Annual Meeting.

EXECUTIVE OFFICERS, DIRECTORS, AND CORPORATE GOVERNANCE

Directors and Executive Officers.

The following sets forth the name and position of each of our current executive officers and directors as of the filing date of this Annual Report.

Name	Age	Position
Shane McMahon	53	Executive Chair
Alfred P. Poor	53	Chief Executive Officer and Director
Scott Morrison	53	Chief Financial Officer
James S. Cassano	77	Director
Andrea Hayward	57	Director

Mr. Shane McMahon. Mr. McMahon was appointed Executive Chairman as of July 23, 2021, previously he was Vice Chairman from January 12, 2016 to the date of his appointment as Executive Chairman and was previously our Chairman from July 2010 to January 2016. Prior to joining us, from 2000 to December 31, 2009, Mr. McMahon served in various executive level positions with World Wrestling Entertainment, Inc. (NYSE: WWE). Mr. McMahon also sits on the Boards of Directors of International Sports Management (USA) Inc., a Delaware corporation, and Global Power of Literacy, a New York not-for-profit corporation.

Mr. Alfred P. Poor. Our Chief Executive Officer is a former Chief Operating Officer at Global Data Sentinel, a cybersecurity company that specializes in identity management, file access control, protected sharing, reporting and tracking, AI and thread response, and backup and recovery. He is the former President and Chief Operating Officer of Agendize Services Inc., a company with an integrated suite of applications that help businesses generate higher quality leads, improve business efficiency and customer engagement. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations.

Mr. Scott Morrison. Mr. Morrison was appointed Chief Financial Officer effective April 1, 2023. Previously, Mr. Morrison served as Chief Financial Officer of Wave Charging, LLC, a subsidiary of the Company. Additionally, he held the position of Chief Executive Officer for Evoq Nano, Inc., Finance Director at CRH Americas Materials, Inc. and Vice President-Finance for Honeywell Aerospace.

Mr. James S. Cassano. Mr. Cassano was appointed Vice Chairman of the Company effective as of July 23, 2021 and has been a director since January 11, 2008. Mr. Cassano is currently a Partner and Chief Financial Officer of CoActive Health Solutions, LLC, a worldwide contract research organization, supporting the pharmaceutical and biotechnology industries. Mr. Cassano has served as executive vice president, chief financial officer, secretary and director of Jaguar Acquisition Corporation a Delaware corporation (OTCBB: JGAC), a blank check company, since its formation in June 2005. Mr. Cassano has served as amanaging director of Katalyst LLC, a company which provides certain administrative services to Jaguar Acquisition Corporation, since January 2005. In June 1998, Mr. Cassano founded New Forum Publishers, an electronic publisher of educational material for secondary schools, and served as its chairman of the Board and chief executive officer until it was sold to Apex Learning, Inc., a company controlled by Warburg Pincus, in August 2003. He remained with Apex until November 2003 in transition as vice president business development and served as a consultant to the company through February 2004. In June 1995, Mr. Cassano co-founded Advantix, Inc., a high volume electronic ticketing software and transaction services company which handled event related client and customer payments, that was renamed Tickets.com and went public through an IPO in 1999. From March

1987 to June 1995, Mr. Cassano served as senior vice president and chief financial officer of the Hill Group, Inc., a privately-held engineering and consulting organization, and from February 1986 to March 1987, Mr. Cassano served as vice president of investments and acquisitions for Safeguard Scientifics, Inc., a public venture development company. From May 1973 to February 1986, Mr. Cassano served as partner and director of strategic management services (Europe) for the strategic management group of Hay Associates. Mr. Cassano received a B.S. in Aeronautics and Astronautics from Purdue University and an M.B.A. from Wharton Graduate School at the University of Pennsylvania.

Ms. Andrea Hayward. On April 18, 2023, Ideanomics, Inc. appointed Andrea Hayward as an independent director of the Company and as a member of the Audit Committee and Compensation Committee of the board, to be effective as of May 15, 2023. Ms. Hayward worked for over 31 years at United Parcel Service, where she has delivered specialized supply chain and logistics services on a global scale. Most recently, she served as Vice President of U.S. Network and Vice President of Transportation Technology, where she led over 8,000 employees with a business unit P&L of $1.5 billion. She served as a board member of the Quad County Urban League in Aurora Illinois, providing strategic direction and operational oversight to an organization that supports economic development and social equity for those who are disadvantaged. Additionally, she is a former academic advisor for the supply chain department at Governors State University in University Park, Illinois. Other activities included UPS leadership committees - leading their Seasonality Committee and serving as a member of their Women in Operations, Advanced Technology, and Emergency Crisis committees. Ms. Hayward begins her service as an independent director of the Company on May 15, 2023. She has served as a director of Rehrig Pacific Company and Atlanta CASA.

There are no agreements or understandings between any of our executive officers or directors and any other persons to resign at the request of another such other person and to act on behalf of or at the direction of any such other person.

Directors are elected for one-year term and until their successors are duly elected and qualified.

Corporate Governance

Our current corporate governance practices and policies are designed to promote shareholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining shareholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website www.ideanomics.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting our Corporate Secretary at 1441 Broadway, Suite 5116, New York, NY 10018.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of four members: Shane McMahon, Alfred Poor, James S. Cassano, and Andrea Hayward. The Board has established three Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the Committees which are available on the Company’s website www.ideanomics.com. Printed copies of these charters may be obtained, without charge, by contacting our Corporate Secretary at 1441 Broadway, Suite 5116, New York, NY 10018.

Governance Structure

Our Board of Directors is responsible for corporate governance in compliance with reporting laws and for representing the interests of our shareholders. As of the date of this Annual report, the Board was composed of five members, four of whom are considered independent, non-executive directors. Details on Board membership, oversight and activity are reported below.

We encourage our shareholders to learn more about our Company’s governance practices at our website, www.ideanomics.com.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

•The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee members meet separately with representatives of the independent auditing firm.

•The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

In considering and making decisions as to the independence of each of the directors of the Company, the Board considered transactions and relationships between the Company (and its subsidiaries) and each director (and each member of such director’s immediate family and any entity with which the director or family member has an affiliation such that the director or family member may have a material direct or indirect interest in a transaction or relationship with such entity). The Board has determined that James S. Cassano, Shane McMahon, and Andrea Hayward are independent as defined in applicable SEC and NASDAQ rules and regulations, and that each constitutes an “Independent Director” as defined in NASDAQ Listing Rule 5605.

Audit Committee

Our Audit Committee consists of James S. Cassano and Andrea Hayward with Mr. Cassano acting as Chair. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. Mr. Cassano serves as our Audit Committee financial experts as that term is defined by the applicable SEC rules. The Audit Committee is responsible for, among other things:

o	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

o	reviewing with our independent auditors any audit problems or difficulties and management’s response;

o	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

o	discussing the annual audited financial statements with management and our independent auditors;

o	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

o	annually reviewing and reassessing the adequacy of our Audit Committee charter;

o	overseeing the work of our independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting;

o	reporting regularly to and reviewing with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the performance and independence of the independent auditors and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors. The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

Compensation Committee

Our Compensation Committee consists of James S. Cassano and Andrea Hayward with Mr. Cassano acting as Chair. Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. The Compensation Committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation;

•	reviewing and making recommendations to the Board with regard to the compensation of other executive officers;

•	reviewing and making recommendations to the Board with respect to the compensation of our directors; and

•	reviewing and making recommendations to the Board regarding all incentive-based compensation plans and equity-based plans.

The Compensation Committee has sole authority to retain and terminate any consulting firm or other outside advisor to assist the committee in the evaluation of director, chief executive officer or senior executive compensation and other compensation-related matters, including sole authority to approve the firms’ fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees consisting of one or more members of the Compensation Committee.

Governance and Nominating Committee

Our Governance and Nominating Committee consists of Andrea Hayward and James S. Cassano with Andrea Hayward acting as Chair. The Governance and Nominating Committee assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Governance and Nominating Committee is responsible for, among other things:

•identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

•selecting directors for appointment to committees of the Board; and

•overseeing annual evaluation of the Board and its committees for the prior fiscal year.

The Governance and Nominating Committee has sole authority to retain and terminate any search firm that is to be used by the Company to assist in identifying director candidates, including sole authority to approve the firms’ fees and other retention terms. The Governance and Nominating Committee may also form and delegate authority to subcommittees consisting of one or more members of the Governance and Nominating Committee.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Governance and Nominating Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential director candidate, including those recommended by shareholders, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board.

Summary of Qualifications of Current Directors

Set forth below is a narrative disclosure that summarizes some of the specific qualifications, attributes, skills and experiences of our directors. For more detailed information, please refer to the biographical information for each director set forth above.

Mr. Shane McMahon. Mr. McMahon has significant marketing and promotion experience and has been instrumental in exploiting pay-per-view programming on a global basis. In light of our business and structure, Mr. McMahon’s extensive executive and industry experience led us to the conclusion that he should serve as a director of our Company.

Mr. Alfred P. Poor. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations. In light of our business and structure, Mr. Poor’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Mr. James S. Cassano. Mr. Cassano has substantial experience as a senior executive in management consulting, corporate development, mergers and acquisitions and start up enterprises across a numerous different industries. In light of our business and structure, Mr. Cassano’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Ms. Andrea Hayward. Ms. Hayward worked for over 31 years at United Parcel Service, where she has delivered specialized supply chain and logistics services on a global scale. Most recently, she served as Vice President of U.S. Network and Vice President of Transportation Technology, where she led over 8,000 employees with a business unit P&L of $1.5 billion.

Family Relationships

There are no family relationships among our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

o	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
o	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
o	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
o	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
o	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
o	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in - Certain Relationships and Related Transactions, and Director Independence - Transactions with Related Persons, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and reports of changes in ownership of shares and other equity securities. Such executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities are required by the SEC to furnish us with copies of all Section 16(a) filed by such reporting persons.

Based solely on our review of such forms furnished to us or written representations provided to us by the reporting persons, we believe that all filing requirements applicable to our executive officers, directors and other persons who beneficially own more than 10% of a registered class of our equity securities were complied with in the year ended December 31, 2022.

Code of Ethics

Our board of directors adopted a code of business conduct and ethics that applies to our directors, officers, employees, subsidiaries, agents, contractors and consultants, which became effective in January 2016 and was updated in December 2021. We have posted a copy of our code of business conduct and ethics on our website at https://investors.ideanomics.com/corporate-governance.

Compensation Discussion and Analysis

Compensation Philosophy

The primary goals of our Board with respect to executive compensation are to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to the achievement of specified performance objectives, and to create incentives resulting in increased stockholder value. To achieve these goals, our Compensation Committee recommends to our Board, executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we have implemented and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to the achievement of corporate goals.

Compensation Committee Judgment and Discretion

The Compensation Committee, consisting entirely of independent directors, reviews and approves the compensation of our Named Executive Officers, or NEOs, and makes recommendations regarding equity awards to our Board, which acts as the administrator for our equity compensation plans.

The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experience of its members and input provided by market surveys, its independent compensation consultant, our Chief Executive Officer (other than with respect to his own compensation), other members of management, and investors.

The Compensation Committee regularly evaluates our executive compensation program to determine if changes are appropriate. In so doing, the Compensation Committee may consult with its independent compensation consultant and management; however, the Compensation Committee makes final decisions regarding the compensation paid to our NEOs based on its own judgment. The Compensation Committee may consider factors such as individual performance, company performance, market conditions, financial goals, retention and stockholder interests in determining compensation.

The Role of the Compensation Consultant

The Compensation Committee selects and retains the services of an independent compensation consultant. The independent compensation consultant is independent and that the work that it performed in 2021 did not raise any conflicts of interest. During 2021, the Compensation Committee’s independent compensation consultant, Metin Aksoy at Frederic W. Cook Executive Compensation Consultants, provided no services to us other than services for the Compensation Committee and worked with our management only on matters for which the Compensation Committee is responsible. The Compensation Committee did not retain a compensation consultant in 2022.

The Role of Executives in Executive Compensation Decisions

The Board and our Compensation Committee generally seek input from our Chief Executive Officer, Alfred P. Poor, when discussing the performance of, and compensation levels for, executives other than himself. In 2021, the Compensation Committee also worked with Conor McCarthy, our then Chief Financial Officer, and currently, Scott Morrison, our Chief Financial Officer, to evaluate the financial, accounting, tax and retention implications of our various compensation programs. Neither Mr. Poor, who is also our director, nor Messrs. McCarthy or Morrison participated in deliberations relating to their own compensation.

The Role of Investors

Stockholders are provided the opportunity to cast an advisory vote (“Say-On-Pay”) on the compensation of our NEOs.  In our most recent Say-On-Pay vote, conducted at our 2022 annual meeting of stockholders, held on November 25, 2022, our stockholders approved the compensation of our named executive officers on an advisory basis, with approximately 83% of the votes cast in favor of the fiscal 2021 compensation of our named executive officers. In setting fiscal 2023 compensation, we will consider the outcome of the Say-on-Pay Vote during our 2022 annual meeting of stockholders and will continue to consider the outcome of future Say-on-Pay Votes, as well as stockholder feedback received throughout the year, when making compensation decisions for our executive officers. In addition to the Say on Pay vote, the investors were also provided an opportunity to vote on the frequency at which such Say on Pay votes would be held (“Say On Frequency” votes). At the November annual meeting, the majority (56%) of investors voted for the Say on Frequency votes to occur every three years, with a minority (38%) voting for every year, followed by biannually and those abstaining.  We also have ongoing discussions with many of our investors regarding various corporate governance topics, including environment, social and governance topics and executive compensation. The Compensation Committee also considers these discussions while reviewing our executive compensation program.

The Role of Peer Companies

In 2021, the Compensation Committee reviewed a survey of peer group companies’ total standard compensation components for certain executives, including the named executive officers, as provided by our compensation consultant. The peer group was based on market segment, market capitalization of less than $5 Billion, and trailing four quarters revenue of less than $1 Billion. It included companies from Automotive, Renewable Energy; and Fintech. The companies considered were:

Bloom Energy Corporation	Workhorse Group Inc.	Veritone, Inc.
Cerence Inc	Blink Charging Co.	Arcimoto, Inc.
FuelCell Energy, Inc	Gevo, Inc.	CleanSpark, Inc.
Clean Energy Fuels Corp.	CEVA, Inc.	Electrameccanica Vehicles Corp.
PROS Holdings, Inc.	Stoneridge, Inc.	Allied Motion Technologies Inc.

In general, these companies operate in similar industries and many have similar cost structures, business models (subject to the relevant market segment) and global reach. We also considered the following companies in Charging & Energy; EV Components; Vehicle OEM; and CleanTech as additional peers.

ChargePoint	Romeo Power	Hyliion
PG & E	Ayro.	QuantumScape
ABM Industries	Canoo	XL Fleet
Beam Global	Tesla	Plug Power
	Lordstown Motors	Polar Power
First Solar	Navistar	Enphase Energy

The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to our positions and informative of the competitive environment. Compensation data for our peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for low, medium and high ratings for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

The survey determined that the NEOs as a whole were positioned at the medium to high end of the peer group in terms of cash compensation, but in the very low end of the peer group in terms of total standard compensation and opportunities.

The Compensation Committee considers peer group data provided by its independent compensation consultant to inform its decision-making process so it can set total compensation levels that it believes are commensurate with the relative size, scope, and success of Ideanomics.

Elements of Compensation

We evaluate individual executive performance with a goal of setting compensation at levels the Compensation Committee believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our named executive officers consists of the following elements:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry. The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to our positions and informative of the competitive environment.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved, and to be easy to understand and administer.

Equity-Based Incentives

Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive program intended to reward longer-term performance and to help align the interests of our NEOs with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our NEOs through the use of equity incentives. Our 2010 equity incentive plan has been established to provide our employees, including our NEOs, with incentives to help align those employees’ interests with the interests of our stockholders.

When making equity-award decisions, the Compensation Committee considers market data, the grant size, the forms of long-term equity compensation available to it under our existing plans and the status of previously granted awards. The amount of equity incentive compensation granted reflects the executives’ expected contributions to our future success. Existing ownership levels are not a factor in award determination, as the Compensation Committee does not want to discourage executives from holding significant amounts of our stock.

Future equity awards that we make to our named executive officers will be driven by our sustained performance over time, our NEOs’ ability to impact our results that drive stockholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

The amounts awarded to the NEOs are based on the Compensation Committee’s subjective determination of what is appropriate to incentivize the executives. The grants to named executive officers vest over a two-year period with monthly ratable vesting on each anniversary of the grant date. All equity awards to our employees, including NEOs, and to directors have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value of one share of common stock on the grant date.

In order to encourage a long-term perspective and to encourage key employees to remain with us, our stock options typically have monthly ratable vesting over a two-year period. Generally, vesting ends upon termination of services and exercise rights of vested options cease three months after termination of services. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming to local laws and practices. We monitor the market and local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits and, to the extent possible, offer options for additional benefits, be tax-effective for employees in any foreign country and balance costs and cost-sharing between our employees and us.

Timing of Equity Awards

Only the Compensation Committee may approve restricted stock or stock option grants to our executive officers. Shares of restricted stock and stock options are generally granted at meetings of the Compensation Committee or pursuant to a unanimous written consent of the Compensation Committee. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

Treatment of Options for Executives Upon Termination

Options are granted generally at regularly scheduled board meetings during the fiscal year. All options vest pro-rata over the enumerated period depending on the date of hire or relevant employment contract. Upon termination of employment, options cease to vest for executives unless otherwise negotiated under the terms of a severance agreement.

Options to purchase 9,377,000 shares of common stock were granted under the equity incentive program in fiscal year 2021, after which 17,350,746 shares remained available for granting. At the 2022 annual meeting, our stockholders voted (77%) to increase the number of shares available under the 2010 Stock Option Plan to 120,000,000.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

2022 Named Executive Officer Compensation

Our executive compensation program is designed to motivate and reward performance in a straightforward and effective way, while recognizing our philosophy, management style and targeted returns. The compensation of our named executive officers has three primary components: (i) annual base salary, (ii) annual cash incentive and (iii) long-term equity awards in the form of performance-based options.

2022 Annual Base Salary

Base salary is a customary, fixed element of compensation intended to attract and retain executives. Weighing the factors listed above, the Compensation Committee recommended that, effective January 1, 2022, the base salaries of Messrs. Poor, McCarthy and Sklar should be $800,000, $525,000, and $475,000 per year, respectively. No executive officer received a salary increase in 2022.

2022 Annual Incentives.

Our annual cash incentive program is a variable, at-risk component of our named executive officers’ compensation that is based on an appraisal of performance using specific metrics. For fiscal year 2022, our annual incentives were based on the contributions of named executive officers to the aggregation of capital necessary for the company’s growth, the magnitude of which capital raise was in excess of $500M during the relevant term.

Summary Compensation Table (2022 and 2021)

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons (our “named executive officers”) for services rendered in all capacities during the noted periods. No disclosure is provided for fiscal years for which those persons were not named executive officers.

							Nonqualified
						Nonequity	deferred
						incentive plan	compensation	All other
		Salary	Bonus	Stock awards	Option awards	compensation	earnings	compensation	Total
Name and Principal Position	Year	($)	($)	($)(3)	(#)	($)	($)	($)	($)
Shane McMahon (Executive Chairman) (1)	2021	133,334	—	615,000	—	—	—	—	748,334
	2022	583,335	0	750,000	750,000—		218,750	554,987	1,305,088
Alfred P. Poor (Chief Executive Officer) (2)
	2020	383,333	500,000	—	1,000,000	—	—	—	883,333
	2021	645,833	500,000	5,535,000	2,000,000	—	—	—	6,680,833
	2022	674,047	500,00	750,000	750,000		149,968	24,014	1,324,014
Conor McCarthy (Chief Financial Officer) (3)
	2020	289,900	350,000	—	—	—	—	—	639,900
	2021	422,915	350,000	1,537,500	750,000	—	—	—	2,310,415
	2022	373,864	175,000					32,810	581,674
Stephen Johnston (Chief Financial Officer) (3)(4)	2022	135,625	—	300,000	1,500,000	—	—	—	135,625
Paula Whitten-Doolin (General Counsel) (5)	2022	314,962	100,000	250,000	425,000				414,965
Anthony Sklar (SVP, Investor Relations)	2021	364,755	350,000	3,075,000	500,000	—	—	—	3,789,755
Robin Mackie	2022	505,561		450,000	450,000

(1)	Mr. McMahon was appointed Executive Chairman of the Company on July 23, 2021, and prior to this date Mr. McMahon was Vice-Chairman of the Company. Included in Mr. McMahon’s salary for 2021 is $29,167 for directors’ fees paid to him in his capacity as Vice-Chairman of the Company. The stock award of $615,000 includes a RSU grant with immediate vesting. Included in the ‘other compensation’ column is $495,936 in compensation deferred from prior years, as well as $59,051 in travel-related payments. Mr. McMahon deferred $218,750 of his $750,000 annual salary to 2023 in October of 2022.

(2)	Mr. Poor’s annual salary is $800,000, but he elected to defer $149,968 of his salary to 2023 in October of 2022. The remaining $24,014 reflects payout of vacation earned but not taken during 2021.

(3)	On September 16, 2022 Conor McCarthy resigned from his position as CFO, so this salary reflects a partial year payment. The additional $32,810 reflects a payout for vacation accrued in 2021 but not taken. Stephen Johnston replaced him as CFO on September 16, 2022.

(4)	Mr. Johnston’s employment at Ideanomics started in September 2022 so this table reflects a partial year payment period.

(5)	Ms. Whitten-Doolin’s employment at Ideanomics started in March 2022 so this table reflects a partial year payment period.

(6)	On December 31, 2020 Bruno Wu resigned from his position as Executive Chairman. Reflects the aggregate grant date fair value of option or restricted stock units determined in accordance with FASB ASC Topic 718.

Employment Agreements

Alfred P. Poor

Effective on July 31, 2020, we entered into employment agreement with Mr. Poor for a term of 2 years pursuant to which Mr. Poor will receive an annual base salary of $500,000, a bonus of $300,000 earned on July 21, 2020, the date the employment contract became effective, and will be entitled to participate in all employment benefit plan and policies of the Company generally available. Mr. Poor was entitled to stock options of up to 2,000,000 shares in 2021. Effective July 23, 2021, Mr. Poor’s salary was increased to $800,000.

Robin Mackie

Effective on August 29, 2021, we entered into a contract employment agreement with Mr. Mackie pursuant to which Mr. Mackie would receive a monthly base salary of $37,500. Effective February 2023, Mr. Mackie’s contract was amended to $45,833 per month. Mr. Mackie is not entitled to participate in any of the employment benefit plan and/or policies of the Company generally available. Mr. Mackie was entitled to stock options of up to 450,000 shares.

Scott Morrison

Effective on April 20, 2023, we entered into an employment agreement with Mr. Morrison pursuant to which Mr. Morrison will receive an annual salary of $350,000 and will be entitled to participate in all employment benefit plans and policies of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the equity awards of our named executive officers outstanding at December 31, 2022.

	Option awards
			Equity
			Incentive
			plan awards: Number
			Of
	Number of	Number of	Securities
	securities	securities	underlying
	underlying	underlying	unexercised	Option
	unexercised	unexercised	Unearned	exercise	Option
	options	options	Options	price	Expiration
Name	(#) exercisable	(#) unexercisable	(#)	($)	Date
Shane McMahon	75,800	—	—	5.57	Nov 17, 2027
	500,000	—	—	0.53	February 22, 2029
	266,664	266,669	—	1.84	Dec 10, 2030

Alfred P. Poor	2,000,000	—	—	1.98	February 20, 2029
	541,671	208,329	—	0.53	May 8, 2030
	416,669	1,583,331	—	2.37	July 31, 2031

Conor McCarthy (1)	1,500,000	—	—	0.53	Sept 20, 2029
	156,250	593,750	—	2.37	July 31, 2031

Anthony Sklar	250,000	—	—	1.98	February 22, 2029
	650,000	—	—	0.53	May 8, 2030
	104,165	395,835	—	2.37	July 31, 2031

Stephen Johnston (2)	—	250,000	—	0.21	July 31, 2031

Paula Whitten-Doolin	31,250	43,750	—	0.82	March 13, 2032

(1)	On September 16, 2022 Conor McCarthy resigned from his position as CFO. Stephen Johnston replaced him as CFO on September 16, 2022.
(2)	On March 31, 2023 Stephen Johnston resigned from his position as CFO. Scott Morrison replaced him as CFO on April1, 2023.

CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.

•The median of the annual total compensation of our employees (other than our CEO) was $81,041 in 2022.

•The total annual compensation of our CEO, as reported in the Summary Compensation Table, was $850,000 in 2022.

•Based on the foregoing, the ratio of the annual total compensation of our CEO and the median of the annual total compensation of our employees was 10 to 1.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median compensated employee and calculating the pay ratio allows companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio we report may not be comparable to the pay ratio reported by other companies.

Identifying the Median Employee

We used December 31, 2022 as the date to determine our workforce for purposes of determining the median compensated employee. As of December 31, 2022, our workforce consisted of approximately 564 employees, with 391 employees (69%) based in the U.S. and 173 employees (31%) based in jurisdictions outside the U.S.

To determine median employee compensation, we utilized the amount reported in Box 5 on Form W-2 Wage and Tax Statement for each U.S. employee on the Company’s payroll as of December 31, 2022 and by annualized data provided to us by our international subsidiaries.  We captured all full-time and part-time employees employed by us on December 31, 2022. We annualized compensation for permanent full-time and part-time employees who were not employed by us for all of 2022. We believe that Form W-2 compensation is a consistently applied compensation measure because it is readily available and represents a reasonable measure of total annual compensation in the US and annualized compensation provides similar certainty outside the US.

Determining Annual Total Compensation

We determined annual total compensation for our median compensated employee by obtaining compensation data for this employee consistent with the methodology we use to calculate total compensation as it appears in the Summary Compensation Table. We determined annual total compensation for our CEO using the amount reported in the Summary Compensation Table.

Compensation of Directors

The following table sets forth certain information concerning the compensation paid to our directors for services rendered to us during the fiscal year ended December 31, 2022. Ms. Andrea Hayward was appointed as independent director on May 15, 2023.

					Nonqualified
	Fees earned			Non-equity	deferred
	or	Stock	Option	incentive plan	compensation	All other
	paid in cash	awards(1)	awards(2)	compensation	earnings	compensation	Total
Name	($)	($)	(#)	($)	($)	($)	($)
James S. Cassano(1)	326,360	—	—	—	—	—	326,360

Jerry Fan	114,997	—	—	—	—	—	114,997

Harry Edelson(2)	213,752	—	—	—	—		213,752

(1) Mr. Cassano received a $150,000 bonus for his assistance with the completion of the audit investigation.

(2) Mr. Edelson resigned as an independent director of the Company on October 31, 2022. Prior to his resignation, he received a bonus for tax equalization of $120,000.

Compensation Risk

The Compensation Committee has reviewed and evaluated the incentive compensation policies and practices that cover all employees. On the basis of that review, the Compensation Committee does not believe that its compensation policies and practices pose risks that are reasonably likely to have a material adverse effect on Ideanomics.

We also note with respect to risk factors that none of our executive officers served on the compensation committee (or equivalent, or the board) of any other entity whose executive officers served on the company’s compensation committee. No executive officer served as a director of another entity whose executive officers served on the company’s compensation committee. No executive officer served as a member of the compensation committee or equivalent or the board absent compensation committee of another entity whose executive officers served as a company director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information known by us regarding the beneficial ownership of the Common Stock and Series A, Series B, and Series C Preferred Stock as of , by:

●	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Series A Preferred Stock;

●	each of our current Named Executive Officers and directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on shares of Common Stock and shares of Series A Preferred Stock. There are 7,000,000 shares of Series A Preferred Stock issued and outstanding as of . Unless otherwise noted, the address for each beneficial owner listed below is c/o Ideanomics, Inc., at 1441 Broadway, Suite 5116, New York, NY 10018.

Shares beneficially owned
	Common Stock		Series A Preferred Stock (9)
Name and Address of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power
Directors and Named Executive Officers
Shane McMahon (1)
Alfred P. Poor (2)
James S. Cassano (3)
Anthony Sklar(4)
Scott Morrison
Andrea Hayward
Shares of. Wu subject to proxy (5)(6)

All Current Directors and Executive Officers, as a group (6 individuals)

Five Percent Holders

*         Represents beneficial ownership of less than 1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review and Approval of Related Party Transactions

We have adopted a written policy with respect to the review, approval and ratification of related person transactions. The Audit Committee has primary responsibility for reviewing all related party transactions involving the Company’s directors, officers and directors’ and officers’ immediate family members. The Board may determine to permit or prohibit the Related Party Transaction. For any ongoing relationships, the Board shall annually review and assess the relationships with the Related Party and whether the Related Party Transaction should continue.

Under the policy, a “related party transaction” means any transaction directly or indirectly involving any Related Party that would need to be disclosed under Item 404 of Regulation S-K. Under Item 404, the Company is required to disclose any transaction occurring since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. “Related Party Transaction” also includes any material amendment or modification to an existing Related Party Transaction. For the purposes of this policy, a “Related Party” means (A) a director, including any director nominee, (B) an executive officer; (C) a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; or (D) a person known by the Company to be an immediate family member of any of the foregoing. “Immediate family member” means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director, or beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director, or beneficial owner.

The following is a summary of transactions since the beginning of the 2018 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions with Tillou Management and Consulting LLC

Effective on December 13, 2022, the Company promised to pay to the order of Tillou Management and Consulting LLC, a New Jersey Limited Liability Company (the “Noteholder”), an entity controlled by Vince McMahon, the father of the Company’s Executive Chairman, the principal amount of $2,000,000 (the “Loan”), together with all accrued interest thereon, as provided in the promissory note entered into between the Company and the Noteholder dated as of the Effective Date (the “Note”).

Except as set forth in our discussion above, none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2023

Stockholder proposals that are intended to be presented by such stockholders at our 2023 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date that our proxy statement was released to stockholders in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2023 Annual Meeting of Stockholders must submit such proposals to Ideanomics by.

OTHER MATTERS

Our Board knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks, and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks, and nominees with account holders who are our stockholders may be householding our proxy materials. In such circumstances, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the broker, bank, or nominee from one or more of the affected stockholders. We have not initiated householding with respect to the small number of our record holders because such householding would increase our costs. If, at any time, you would like to receive a separate copy of our proxy statement and annual report, we will promptly send you an additional copy upon written or oral request directed to our Secretary. If you are a beneficial owner, you can request additional copies of the proxy statement and the Annual Report. If your shares are held in “street name,” you can request a change in your householding status by notifying your broker, bank, or nominee.

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the section of this Proxy Statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing.

The final results of the balloting at the Annual Meeting will appear in our Current Report on Form 8-K within four business days of the Annual Meeting.